UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

 of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 20, 2024

Mallinckrodt plc

(Exact name of registrant as specified in its charter)

Ireland	001-35803	98-1088325
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

College Business & Technology Park, Cruiserath, Blanchardstown, Dublin 15, Ireland

(Address of principal executive offices)

+353 1 6960000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 7.01	Regulation FD Disclosure.

Mallinckrodt plc (the “Company”) reminds holders of its ordinary shares that transfers of Ordinary Shares in the Company need to be registered in the “register of members” maintained by the Company (the “Register”). Under Irish law and the Company’s articles of association, rights in respect of the Company’s Ordinary Shares are exercisable by the registered shareholder, i.e. the person or entity entered into the Register. The exercise of voting rights and rights related to the appointment or nomination of directors is only effective under Irish law if executed by the registered shareholder, and the Company sends proxy cards, shareholder meeting notices and other information relevant to shareholder rights to the address of the registered shareholder included in the Register.

Shareholders with questions on the process for registering their Ordinary Shares can find additional information at https://ir.mallinckrodt.com/. Shareholders can also find details at that website regarding transfer forms and the payment of stamp duty on transfers, as well as contact details for Computershare, which has been appointed by the Company as registrar for maintaining the Register. Such details are also attached to this Current Report as Exhibit 99.1.

The information contained in this Item 7.01, including Exhibit 99.1, shall be deemed to be “furnished” and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that Section, nor shall such information be deemed incorporated by reference into any filing under the Securities Act, or the Exchange Act.

Item 9.01	Financial Statements and Exhibits.

(d)       Exhibits.

Exhibit No.	Description of Exhibit
99.1	Process for Transferring Shares

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MALLINCKRODT PLC
(registrant)

By:	/s/ Mark Tyndall
Mark Tyndall
Executive Vice President, Chief Legal Officer & Corporate Secretary

Date: March 20, 2024

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